EXHIBIT 14(a)
                                  [LETTERHEAD]

                          Independent Auditors' Consent

The Board of Directors
First American Investment Funds, Inc.:

We consent to the references to our firm under each of the captions "Financial Statements and Experts" and "Representations, Warranties and Covenants" in sections 4.1(f) and 4.2(g) of Exhibit A of the Prospectus/Proxy Statement and to the incorporation by reference of our reports dated November 2, 1999 in the Registration Statement (Form N-14) of First American Investment Funds, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 33-16905).


                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP

Minneapolis, Minnesota
June 28, 2000